UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 26, 2008

Date of Report (Date of earliest event reported)

FCStone Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33363	42-1091210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10330 NW Prairie View Road, Kansas City, Missouri	64153
(Address of principal executive offices)	(Zip Code)

(800) 255- 6381

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Anderson Employment Agreement

On July 10, 2008, FCStone Group, Inc. (the “Company”) entered into an employment agreement with its Chief Executive Officer (“CEO”), Paul G. Anderson (“Anderson”). The Agreement is effective as of September 2, 2007 and has an initial term of five years (the “Term”). During the Term, the Agreement may be terminated by either the Company or Anderson pursuant to the provisions of the Agreement.

Under the terms of the Agreement, Anderson will be entitled to receive an annual base salary of $550,000, or as increased by the Board of Directors of the Company (the “Board”) from time to time, and will be eligible to receive a performance-based annual bonus, as determined according to bonus eligibility criteria set by the Board in consultation with Anderson. The threshold bonus opportunity is set at 125% of base salary, the annual target bonus opportunity is set at 200% of base salary, and there is no cap on the amount of annual bonus. Anderson is also eligible to receive certain long-term incentive awards and executive benefits, as provided in the Agreement.

Mr. Anderson will be eligible to participate in all employee and executive pension and welfare benefit plans and programs, fringe benefits and perquisites generally available to the Company’s senior executives, as amended from time to time.

The Agreement provides for certain payments and benefits to be provided to Mr. Anderson in the event that he is terminated without “cause” or that he resigns for “good reason,” as each such term is defined in the Agreement.

The Agreement supersedes and replaces the “Chief Executive Officer Employment Agreement” dated September 1, 2005 between the Company and Anderson.

The foregoing summary of the Agreement is qualified in its entirety by the full text of such agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Executive Long Term Incentive Plan

On June 26, 2008, the Company adopted an Executive Long Term Incentive Plan (“Plan”) that establishes the threshold and target levels of after-tax return on equity (“ROE”) at 10% and 17% respectively for the CEO, Chief Operating Officer (“COO”) and Chief Financial Officer (“CFO”) to receive incentive awards for fiscal year 2008. The incentive percentage for reaching the threshold level of ROE for the CEO is 150% of Base Salary, for the COO is 120% of Base Salary, and for the CFO is 105% of Base Salary. The incentive percentage for reaching the target level of ROE for the CEO is 300% of Base Salary; for the COO is 240% of Base Salary, and for the CFO is 210% of Base Salary. The incentive is capped at 600% of Base Salary for the CEO, at 480% of Base Salary for the COO and at 420% of Base Salary for the CFO.

Awards of equity grants will be made during the first quarter of fiscal year 2009 and 75% of the amount will be awarded in the form of restricted stock, and 25% of the amount will be awarded in the form of stock options. All awards will be made pursuant to the Company’s 2006 Equity Incentive Plan.

The foregoing summary of the Plan is qualified in its entirety by the full text of such Plan, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On July 15, 2008, the Company announced that its board of directors has authorized the repurchase of up to $20 million of its outstanding common stock from time to time during the next 90 days in open market purchases and private transactions, subject to market conditions and as permitted by securities laws and other legal requirements.

On July 15, 2008, the Company issued a press release regarding the authorization of its stock repurchase program by its Board of Directors, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Number	Description
10.1	Chief Executive Officer Employment Agreement, effective September 1, 2007, between the Company and Paul G. Anderson

10.2	FCStone Group, Inc. Executive Long Term Incentive Plan Effective Fiscal Year 2008

99.1	Press Release, dated July 15, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCSTONE GROUP, INC.

Dated: July 15, 2008

	By:	/s/ William J. Dunaway
William J. Dunaway
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Chief Executive Officer Employment Agreement, effective September 1, 2007, between the Company and Paul G. Anderson

10.2	FCStone Group, Inc. Executive Long Term Incentive Plan Effective Fiscal Year 2008

99.1	Press Release, dated July 15, 2008